Exhibit 99.1

Family History Business of Inflection LLC

Financial Statements

Six months ended June 30, 2012

and 2011 (unaudited)

and year ended December 31, 2011

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors

and Members of

Inflection LLC

We have audited the accompanying statement of assets acquired and liabilities assumed as of December 31, 2011, and the related statement of revenue and direct expenses for the year then ended of the Family History Business of Inflection LLC (the Company). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by Rule 3-05 of Regulation S-X, as described in Note 1, and are not intended to be a complete presentation of the financial position or the results of operations of the Company.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the Company as of December 31, 2011, and the revenue and direct expenses for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ MOHLER, NIXON & WILLIAMS

Accountancy Corporation

Campbell, California

September 5, 2012

Family History Business of Inflection LLC

Statements of Assets Acquired and Liabilities Assumed

(In thousands)

	June 30, 2012	December 31, 2011
	(unaudited)
Assets acquired:
Current assets:
Prepaid expenses	$17	$49
Other current assets	4,999	5,000

Total current assets acquired	5,016	5,049

Content database costs, net	6,467	5,311
Intangible assets, net	353	455

Total assets acquired	$11,836	$10,815

Liabilities assumed:
Current liabilities
Accrued expenses	$4,999	$4,999
Deferred revenue	11,085	7,989
Other current liabilities	79	59

Total liabilities assumed	16,163	13,047

Net liabilities assumed	$(4,327)	$(2,232)

See accompanying notes to financial statements

Family History Business of Inflection LLC

Statements of Revenue and Direct Expenses

(In thousands)

	Six Months Ended June 30,		Year Ended December 31, 2011
	2012	2011
	(unaudited)
Revenue	$10,206	$6,570	$14,819
Direct expenses:
Content and support	1,887	1,022	2,215
Product development	2,536	1,534	3,507
Marketing	7,036	4,308	10,314
General and administrative	865	323	706

Total direct expenses	12,324	7,187	16,742

Deficiency of revenue under direct expenses	$(2,118)	$(617)	$(1,923)

See accompanying notes to financial statements

Family History Business of Inflection LLC

Notes to Financial Statements

Six months ended June 30, 2012 and 2011 (unaudited) and year ended December 31, 2011

1.	Description of Business and Basis of Presentation

On April 25, 2012, Ancestry.com Operations, Inc. (Ancestry), a Delaware corporation, entered into an Asset Purchase Agreement with Inflection LLC, a Nevada limited liability corporation, to acquire the family history business, offering family history services and products, conducted by Inflection LLC (the Family History Business of Inflection LLC). The transaction closed on August 17, 2012. The purchase price was $100,000,000 plus assumed liabilities. Ancestry paid $85,000,000 at closing and deposited $15,000,000 in an escrow account to be managed and paid out by the escrow agent pursuant to the terms of the Asset Purchase Agreement and Escrow Agreement. The accompanying statements of assets acquired and liabilities assumed of the Family History Business of Inflection LLC as of June 30, 2012 (unaudited) and December 31, 2011 and the related statements of revenue and direct expenses for the six months ended June 30, 2012 (unaudited) and 2011 (unaudited) and for the year ended December 31, 2011 (collectively, the “Financial Statements”) have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by Rule 3-05 of Regulation S-X, and are not intended to be a complete presentation of the financial position or the results of operations of the Company.

The Financial Statements have been prepared from the historical accounting records maintained by Inflection LLC and on the basis of the accounting policies and procedures as described in Note 2—Summary of Significant Accounting Policies. Historically, the Family History Business of Inflection LLC was not a separate legal entity or subsidiary of Inflection LLC and was not operated or accounted for as a standalone business.

The accompanying statements of revenue and direct expenses reflect revenues and related content and support, product development, marketing, and general and administrative expenses specifically identified to the Family History Business of Inflection LLC. Direct expenses include labor, employee benefits, depreciation, rent, utilities, other expenses, and allocations of certain overhead expenses specifically identifiable to the Family History Business of Inflection LLC. The statements of revenue and direct expenses exclude costs that are not directly related to the Family History Business of Inflection LLC, including interest income. The accompanying statements of assets acquired and liabilities assumed reflect the assets acquired and the liabilities assumed by Ancestry pursuant to the Asset Purchase Agreement.

2.	Summary of Significant Accounting Policies

Unaudited Interim Financial Information - The statement of assets acquired and liabilities assumed as of June 30, 2012 and the statements of revenue and direct expenses for the six months ended June 30, 2012 and 2011 and the related notes are unaudited and, in the opinion of management, reflect all adjustments necessary for a fair presentation for the interim periods presented.

Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets acquired and liabilities assumed and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and direct expenses during the reporting period. Actual results could differ from those estimates.

Restricted cash - As of December 31, 2011 and June 30, 2012, other assets included restricted cash of approximately $5,000,000 and $4,999,000 (unaudited), respectively. As of December 31, 2011 and June 30, 2012, restricted cash consists principally of cash held in an escrow account to comply with contractual stipulations related to the Company’s obligation to digitize family history records.

Family History Business of Inflection LLC

Notes to Financial Statements

Six months ended June 30, 2012 and 2011 (unaudited) and year ended December 31, 2011

Content database costs - Content database costs include the costs to acquire or license data, costs incurred by our employees or by third parties to scan the content, and costs to have the content keyed and indexed in order to be searchable. These costs are amortized on a straight-line basis over the useful life of the data. In order to estimate the useful life of any acquired data, the Company considers several factors including: 1) the type of data acquired, 2) whether the data becomes stale over time, 3) to what extent the data will be replaced by updated data over time, 4) whether the stale data continues to have value as historical data, 5) whether a license places restrictions on the use of the data and 6) the term of the license.

Among the most utilized content in the Company’s databases is the United States census records which are released by government entities every ten years. The Company amortizes family history content database costs on a straight-line basis over the shorter of the term of the license or ten years after the content is released for viewing on the Company’s websites.

Intangible assets - The Company capitalizes costs incurred to acquire domain names or URLs, which include the initial registration fees, and amortizes the costs over the expected useful life of three years on a straight-line basis.

Revenue recognition - The Company recognizes revenues when the following four revenue recognition criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the selling price is fixed or determinable and (iv) collectability is reasonably assured.

The Company sells its information search services to customers on pay-per-use, prepaid credits and subscription basis. Customers typically pay at the time of purchase by credit or debit card. The results of search services are delivered to customers over the internet.

Deferred revenues are recorded when payments are received from customers for prepaid credits in advance of delivery and amortized into revenues as the reports are delivered. Revenues from the sale of subscriptions are recognized on a straight-line basis over the term of the subscription period, usually 12 months. Revenues from the sale of pay-per-use search services are recognized at the time of delivery, usually immediately after credit or debit card authorization is obtained.

Revenue related to the delivery of the information report is usually recognized upon initial sale and revenue attributable to the subscription is recognized ratably over the subscription period, usually 12 months.

The Company records an allowance for estimated returns, as a reduction of revenues, in the same period the related revenues are recorded. As of December 31, 2011 and June 30, 2012, other current liabilities included an allowance for estimated returns of approximately $59,000 and $79,000 (unaudited), respectively. This estimated allowance is based on historical return rates and other known factors. The returns can be either voluntarily authorized by the Company at the customer’s request or can be initiated by customers through their credit or debit card issuer in the form of a chargeback, which is a reversal of the original transaction based on a customer dispute. The timeframe to initiate a chargeback varies by issuer; however, it is generally limited to a maximum of 180 days from the date of original sale. Federal laws limit the timeframe to challenge credit card charges for customer disputes to one year from the date of transaction. Historically, substantially all of the Company’s voluntary returns, as well as chargebacks, occurred within three months from the original sale.

Family History Business of Inflection LLC

Notes to Financial Statements

Six months ended June 30, 2012 and 2011 (unaudited) and year ended December 31, 2011

Content and support - Content and support costs consist of content, payment processing, website maintenance and customer support costs. Content costs consist of fees paid to third parties for content and amortization of content databases. Payment processing costs consist of transaction processing fees that are incurred for debit and credit card processing. Website maintenance costs consist of expenses incurred by network operations, including, depreciation of network equipment, data center lease and operating costs and bandwidth fees. Customer support costs reflect compensation-related expenses for call center employees. Content and support costs also include allocated facilities and other overhead costs.

Product development - Product development expense consists primarily of research and development activities to develop new service offerings and enhance existing service offerings. This cost includes compensation-related expense, allocated facilities and other overhead costs.

Marketing - Marketing expense consists of advertising and marketing programs and compensation and related expenses for marketing personnel. The majority of marketing expense is related to online advertising and marketing initiatives to attract visitors to the Company’s websites and sell its services. Online advertising and marketing relationships require the Company to make payments according to revenue-sharing, cost-per-click (CPC), cost-per-thousand impressions (CPM) or fixed-fee pay structures.

General and administrative - General and administrative expense consists of compensation-related expense, costs of legal, consulting and accounting services, allocated facilities and other overhead costs, state and local taxes and insurance costs.

Subsequent events - The Company has evaluated subsequent events through September 5, 2012, which is the date the financial statements were released, and determined that no other subsequent events had occurred which required adjustment disclosure within these financial statements.

3.	Balance Sheet Components

Content database costs, net - content database costs and accumulated amortization consisted of the following (in thousands):

		As of
	Useful Life	June 30, 2012	December 31, 2011

		(unaudited)
Capitalized content database costs	1-10 years	$6,555	$5,072
Capitalized content database costs not yet placed in service		338	349

Capitalized content database costs, gross		6,893	5,421
Less: Accumulated amortization		(426)	(110)

Capitalized content database costs, net		$6,467	$5,311

Amortization expense included in the accompanying statements of revenue and direct expenses was $316,000 and $2,000 for the six months ended June 30, 2012 and 2011 (unaudited), respectively, and $110,000 for the year ended December 31, 2011.

Family History Business of Inflection LLC

Notes to Financial Statements

Six months ended June 30, 2012 and 2011 (unaudited) and year ended December 31, 2011

Intangible assets, net - Intangible assets and accumulated amortization consisted of the following (in thousands):

		As of
	Useful Life	June 30, 2012	December 31, 2011
		(unaudited)
Domain names	3 years	$611	$611
Less: Accumulated amortization		(258)	(156)

Intangibles assets, net		$353	$455

Amortization expense included in the accompanying statements of revenue and direct expenses was $101,000 and $31,000 for the six months ended June 30, 2012 and 2011 (unaudited), respectively, and $101,000 for the year ended December 31, 2011.

Accrued expenses - Accrued expenses consisted of the followings (in thousands):

	As of
	June 30, 2012	December 31, 2011
	(unaudited)
Accrued content digitization obligations	$4,999	$4,999

Total accrued expenses	$4,999	$4,999

4.	Cash Flow Information

As the Family History Business of Inflection LLC was historically managed as a part of Inflection LLC and did not operate as a standalone entity, it is not practical to prepare historical cash flow information reflecting Inflection’s family history business operating, investing, and financing cash flows, nor would the information be meaningful.